F&G Investor Update Winter 2022 Exhibit 99.3

F&G Investor Update | Winter 2022 2 Disclaimer & Forward-Looking Statements This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance; natural disasters, public health crises, international tensions and conflicts, geopolitical events, terrorist acts, labor strikes, political crisis, accidents and other events; concentration in certain states for distribution of our products; the impact of interest rate fluctuations; equity market volatility or disruption; the impact of credit risk of our counterparties; changes in our assumptions and estimates regarding amortization of our deferred acquisition costs, deferred sales inducements and value of business acquired balances; regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of our insurance subsidiaries to make cash distributions to us; and other factors discussed in “Risk Factors” and other sections of our information statement filed with the Securities and Exchange Commission.

F&G Investor Update | Winter 2022 3 Non-GAAP Financial Measures Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this presentation includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within.

Fourth Quarter Financial Highlights

($M) - except per share data in millions	Quarterly		Full Year	
Period ended December 31	4Q21	4Q22	2021	2022
Total gross sales	$2,195	$2,719	$9,592	$11,254
Net retained sales	$2,044	$1,911	$8,723	$9,006
Assets under management (AUM)	$36,494	$43,568	$36,494	$43,568
Average assets under management (AAUM)	$35,699	$42,605	$31,938	$40,069
Adjusted return on assets	1.73%	0.86%	1.73%	0.86%
Net earnings (loss)	$121	($100)	$865	$481
Net earnings (loss) per diluted share	$1.15	($0.80)	$8.24	$4.18
Adjusted net earnings	$142	$138	$551	$345
Adjusted net earnings per diluted share	$1.35	$1.10	$5.25	$3.00
Weighted average diluted shares	105	125	105	115
Common shares outstanding	105	126	105	126
Book value excluding AOCI per share[1]	$35.72	$36.66	$35.72	$36.66

[1]Accumulated other comprehensive income (AOCI)

4Q22 Highlights (comparisons to PY)

- Record total gross sales of $2.7B for the fourth quarter, an increase of 23%, driven by expansion in new channels
- Record ending assets under management of nearly $44B at December 31, 2022
- Consistent economics over time despite short-term volatility in earnings
- F&G began trading on the New York Stock Exchange under the ticker symbol 'FG' on December 1, 2022, upon completion of the distribution of approximately 15% of its common stock to FNF shareholders. Our parent FNF retains control of F&G through an approximate 85% equity ownership stake
- Strong balance sheet with financial flexibility; F&G's Board of Directors approved the initiation of a dividend program at an initial aggregate amount of approximately $100M per year. We have paid our first quarterly dividend in January 2023 in the amount of $25M, or $0.20 per share of common stock

F&G Investor Update | Winter 2022 4

About F&G Snapshot

Our Product Lines

- Fixed Deferred Annuities
  - Fixed indexed annuity (FIA)
  - Multi-year guaranteed annuity (MYGA)
- Pension Risk Transfer (PRT)
- Life Insurance
  - Indexed universal life (IUL)
- Funding Agreements
  - Funding agreement backed notes (FABN)
  - Federal Home Loan Bank (FHLB)

Five Distinct Distribution Channels

- Retail Channels
  - Independent insurance agents (IMOs)
  - Broker Dealer
  - Banks
- Institutional Channels
  - Pension risk transfer
  - Funding agreements

Background

- Founded in 1959 as a life insurance company
- F&G commenced trading on New York Stock Exchange (NYSE: FG) on December 1, 2022
- Fidelity National Financial (NYSE: FNF) retains ~85% ownership
- Headquartered in Des Moines, IA; nearly 880 employees
- Ranking as a Top Workplaces company for 5 consecutive years

Financial Strength Ratings

A-	A-	A-	Baa1
Positive	Stable	Stable	Positive
A.M. Best	S&P Global	Fitch Ratings	Moody's

F&G Investor Update | Winter 2022 5

F&G Investor Update | Winter 2022 6 Compelling Investment Case for F&G Targeting Large and Growing Markets F&G is a nationwide leader in the large markets we play in, and demographic trends will provide tailwinds to give us significant room to continue growing – including untapped Middle Market demand for Life coverage and the opportunity to migrate consumers from CDs to fixed annuities F&G Public Listing To Unlock Value Investors can invest directly in F&G as our strategy and our platform have positioned us to grow earnings, while generating significant positive net cash flow and diversifying into “capital light” flow reinsurance and accretive owned distribution to generate higher ROE’s Track Record of Success Superior Ecosystem Our long-standing relationships with multiple distribution channels, durable investment edge, and track record of attracting top talent give us a sustainable competitive advantage We have delivered consistent top line growth and return on assets across varying market cycles, and we expect to continue to outperform the rest of the market, especially in a rising rate environment

F&G Investor Update | Winter 2022 7 How F&G Makes Money – Retained Sales Client deposits premium with F&G 1 F&G invests in high quality and well diversified portfolio 2 F&G’s yield outpaces cost of funds and expenses 3 F&G’s AAUM growth drives earnings 4 Spectrum of client needs met (accumulation, income & wealth transfer), with no principal loss F&G’s strategic partnership with Blackstone provides a competitive advantage Product margin is difference between portfolio earned yield and cost of funds F&G expects steady and growing earnings over time, excluding short-term mark-to-market effects Gross Sales Assets Under Management Product Margin, Net of Expenses Spread-Based Earnings

F&G Investor Update | Winter 2022 8 How F&G Makes Money – Flow Reinsurance Client deposits premium with F&G 1 F&G expands flow relationships given high market demand 2 F&G onboards new business at lower marginal cost of capital 3 F&G enhances cash flow, diversifies earnings & increases ROE 4 Spectrum of client needs met (accumulation, income & wealth transfer), with no principal loss F&G continues to expand flow relationships through new partners &/or adding new products Lower capital requirement on ceded new business, while allocating capital to highest returning retained business F&G receives stream of ceding commissions and expense allowances on ceded new business Gross Sales Flow Reinsurance Capital “Light”, Enhanced Returns Fee-Based Earnings

F&G Investor Update | Winter 2022 9 How F&G Makes Money – Owned Distribution F&G takes equity stake in independent agent distribution 1 F&G earns dividend stream on “capital light” distribution 2 F&G generates higher margins at lower marginal cost of capital 3 F&G diversifies earnings through accretive owned distribution 4 F&G’s deep distribution relationships, long-term focus and product expertise provide ‘win win’ F&G receives dividend income stream from ownership stake as share of earnings Partnership grants access to higher margins and preferred shelf space within capital “light” distribution F&G expects at-scale distribution to trade at higher multiple relative to Life & Annuity Investment in Owned Distribution Dividend Income Stream Capital “Light”, Greater Margin Potential Higher Multiple Earnings

We Have A Clean & Profitable Inforce Book

Our inforce liabilities are surrender charge protected and our asset and liability cash flows are well matched; our inforce book does not contain typical problematic legacy business

- Our liability profile drives our investment strategy
- 91% of inforce annuity is surrender charge protected; actual surrenders and lapses are consistent with profitability targets
- New business and inforce are actively managed to maintain pricing targets
- Asset and liability cash flows are well matched

GAAP Net Reserves[1]


$41.6B
60%
14%
9%
6%
6%
5%
Fixed Index Annuities
Fixed Rate Annuities
Immediate Annuities
Funding Agreement-Backed Notes
PRT
Life

Annuity Metrics[1]

Weighted average time remaining in surrender charge period	6 Years
% Surrender protected	91%
Average remaining surrender charge (% of account value)	7%
% Subject to market value adjustment (MVA)	71%
Average cost of options/interest credited	2.2%
Distance to guaranteed minimum crediting rates	128 bps

[1]As of December 31, 2022

F&G Investor Update | Winter 2022 10

We Are Playing In High Growth Markets …

The U.S. retirement and middle markets are growing and we are both well-established and well-positioned for continued growth in our retail and institutional channels



U.S. Consumer Savings[1]
$2.3T
Certificates of Deposit[2]
$600B
Retail Life & Annuities[3]
$354B
Pension Risk Transfer[4]
$210B
Funding Agreements[6]
$140B
Consumers increasingly rely on personal savings for retirement income
Many of these consumers would be better served by fixed annuity products
Untapped demand for permanent life insurance, especially in the Middle Market
Transaction volume likely to increase[5]

[1] 2021 personal savings in the U.S. per Statista Research Department, May 10, 2022
[2] 2018 USD held in CD Accounts <$100K per Federal Reserve Bank of St. Louis
[3] 2020 direct written premiums for Individual Life and Individual Annuities per Conning, Inc.
[4] Value of U.S. pension risk transfer (PRT) assets held with all current PRT writers per LIMRA 2Q22 Pension Risk Transfer Survey
[5] U.S. Pension Risk Transfer Market Posts Record-Breaking 2021 per Pensions & Investments, Source Legal & General, February 8, 2022
[6] Outstanding value of Funding Agreement Backed Securities per Conning, Inc., Source: Federal Reserve, June 30, 2021

F&G Investor Update | Winter 2022 11

2018 2019 2020 2021 2022 F&G Investor Update | Winter 2022 12 Funding Agreements Agent PRT Broker Dealer Bank $9.6B $4.5B $3.9B $3.4B +35% CAGR1 Annual Total Gross Sales by Distribution Channel ($B) • FNF and F&G Merger • F&G ratings upgrades (June 2020) 1CAGR reflects 2018-2022 annual periods … And We’re Winning … $11.3B

77% 17% 1% 5% $4.5B 46% 12% 6% 24% 12% $9.6B 43% 28% 4% 13% 12% $11.3B 13 … While Significantly Diversifying Our Business Note: Reflects Total Gross Sales FY2021 SalesFY2020 Sales FY2022 Sales Bank Broker Dealer Agent Funding Agreements Pension Risk Transfer (PRT) C h a n n e l P ro d u c t 45% 18%1% 24% 12% $9.6B 41% 33% 1% 13% 12% $11.3B Multi-year Guaranteed Annuity (MYGA) Indexed Universal Life (IUL) Funding Agreements Fixed Indexed Annuity (FIA) Pension Risk Transfer (PRT) 84% 5% 7% 4% $4.5B F&G Investor Update | Winter 2022

Our High Quality, Diversified Portfolio Is Well-Positioned F&G Investor Update | Winter 2022 14 Portfolio remains conservatively positioned & well-matched to liability profile ► Fixed income portfolio is 95% investment grade ► Asset / liability duration well-balanced ► Floating rate exposure offers upside in a rising short-term rate environment; also, a meaningful portion of our floating rate assets have LIBOR floors, limiting impact from falling short-term rates Credit quality in portfolio remains strong and impairment history demonstrates the portfolio is performing as expected ► Modest average credit-related impairments of 7 bps over the last 4 years, below our pricing assumption Investment Portfolio by NAIC Designation1 1GAAP Fair Values as of 12/31/2022 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) 2Other consists of ICOLI, FHLB stock, LIHTC, Options and Private Origination Equity Tranches Investment Portfolio by Asset Class1 28% Corporates 23% Structured Securities 16% Private Origination 11% Mortgage Loans 5% Alternatives (LP) 4% Municipal 3% Pfd/Hybrid 3% EMD 2% Other 1% Cash 4% Gov't & Treasury 56% NAIC 1 27% NAIC 2 3% NAIC 3 1% NAIC 4 0% NAIC 5 & 6 5% LP 3% Other 5% Cash $39B $39B 2 2

Our Investment Portfolio Key Attributes F&G Investor Update | Winter 2022 15 Structured Credit Portfolio1,2 ► Core fixed income: Focus remains high grade public and private securities with strong risk adjusted returns ► Structured credit: Provides access to well diversified, high quality assets across CLOs, CMBS and ABS ► Mortgage loans: Superior loss-adjusted performance relative to similar rated corporates ► Direct Origination: Diversified private credit exposure to a wide spectrum of underlying collateral Investment Rationale Fixed Income1,2 (ex Structured, Mtg. Loan & Private Origination) 1GAAP Fair Values as of 12/31/2022 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) 2Excludes $5B of alternatives/equity, FHLB, call options, and cash $8B Mortgage Loan Portfolio1,2 $4B Private Origination Portfolio1,2 $6B 66% Corporates 9% Pfd/Hybrid 7% EMD 9% Municipal 9% Gov't & Treasury $16B 39% CLO 34% CMBS 13% ABS 13% Non Agency RMBS 1% Agency RMBS 45% Corporate Lending 26% Asset Backed & Consumer Loans 26% Private Specialty Finance 3% Triple Net Lease 51% Residential 24% Multifamily 11% Industrial 8% Office 2% Retail 2% Student Housing 2% Other

247 551 345 142 138 2020 2021 2022 4Q21 4Q22 Significant Income & Expense Items ANE ex Significant Items 27.3 31.9 40.1 35.7 42.6 2020 2021 2022 4Q21 4Q22 F&G Investor Update | Winter 2022 16 F&G’s Track Record of Disciplined & Profitable Growth Total Gross Sales ($B) Average Assets Under Management (AAUM) ($B) Ending AUM 28.6 36.5 43.6 36.5 43.6 Return on Assets (ROA) – (YTD in bps) 90 173 86 173 86 Adjusted Net Earnings 247 551 345 142 138 Alts Short-term MTM (Actual) – ($M) (23) 359 100 118 34 Alts Long-term Return (Expected) – ($M) 27 169 265 66 91 All Other Significant Income & Expense Items 68 64 85 3 70 Adjusted Net Earnings ($M) Net Sales 4.5 8.7 9.0 2.0 1.9 4.3 6.1 8.5 1.4 2.5 0.2 3.5 2.8 0.8 0.2 4.5 9.6 11.3 2.2 2.7 2020 2021 2022 4Q21 4Q22 Institutional Retail +23% VPY +19% VPY 1CAGR reflects 2020-2022 annual periods 58% CAGR1 21% CAGR1

4.3 6.1 8.5 1.4 2.5 0.2 3.5 2.8 0.8 0.2 4.5 9.6 11.3 2.2 2.7 2020 2021 2022 4Q21 4Q22 Institutional Retail F&G Investor Update | Winter 2022 17 Our Proven Track Record: Sales 1CAGR reflects 2020-2022 annual periods Gross Sales Growth ($B) Gross sales reflect diversified growth strategy; sales volumes effectively managed within profitability & capital targets ► Transformed from previously ‘monoline’ business into well- diversified and leading provider in Retail and Institutional markets ► Record annual gross sales in 2022; strong growth of 18% vs. 2021, driven by ongoing agent channel growth, bank and broker dealer expansion and institutional markets ► Net sales reflect third party flow reinsurance; increased from 50% to 75% of multiyear guaranteed annuity sales to Aspida Re effective September 1, 2022 ► Ending assets under management at $43.6B, driven primarily by net new business flowsNet Sales 4.5 8.7 9.0 2.0 1.9 AUM 28.6 36.5 43.6 36.5 43.6 +23% VPY 58% CAGR1

247 551 345 142 138 2020 2021 2022 4Q21 4Q22 Significant Income & Expense Items ANE ex Significant Items F&G Investor Update | Winter 2022 18 Our Proven Track Record: Adjusted Net Earnings 1Excluding discontinued operations Adjusted Net Earnings (ANE) ($M) Net Income1 (39) 857 481 121 (100) AUM 28.6 36.5 43.6 36.5 43.6 AAUM ($B) 27.3 31.9 40.1 35.7 42.6 Adj. ROA (bps) 90 173 86 173 86 Adj. ROE 15% 17% 8% 17% 8% F&G expects steady and growing earnings over time, excluding significant income and expense items ► Effective 3Q22, we have updated our definition for adjusted net earnings or “ANE” to remove the prior normalization of alternative investment portfolio returns; prior periods are shown on a comparable basis ► Going forward, this will result in more volatility for adjusted net earnings although underlying economics have not changed

F&G Investor Update | Winter 2022 19 Scalable Return on Asset Model – FY2022 Illustrated 1See discussion of significant income and expense items in the Appendix 2Adjusted return on assets (ROA) in bps as reported, including short-term mark-to-market effects. 3Overall Product margin = portfolio earned yield – cost of funds 413 bps 238 bps 89 bps 86 bps1,2 Portfolio Earned Yield Cost of Funds Expenses (Operating, Interest & Taxes) Adjusted Net Earnings Unique Investment Capabilities Attractively Priced Liabilities Scalable Operating Platform Strong Earnings Growth Potential Overall Product Margin3: 1.75% 1 2 3 4$1,655M $955M $355M $345M 1 2 3 4 As a rule of thumb, target ROA of 100 bps, excluding short-term mark-to-market effects

F&G Investor Update | Winter 2022 20 Our Proven Track Record: Stable and Strong Capital Profile Stable and Strong GAAP Capital ProfileSolid F&G capitalization; executing on plan ► 4Q22 capital markets highlights, as planned: ► $550M drawn on new third party senior unsecured revolving credit facility (RCF); partial $35M paydown in January 2023 and expect to refinance the balance with proceeds from future senior note issuance ► $500M issuance of 7.40% senior unsecured notes due 2028, in January 2023; given a recent development, not reflected in capital position as of December 31, 2022 ► Net proceeds are intended to support the growth of assets under management and future liquidity requirements ► We expect to manage to a ~25% adjusted debt-to- capitalization ratio long term target, in line with ratings 2,877 3,751 4,619 4,619 550 950 1,100 1,565 3,427 4,701 5,719 6,184 2020 2021 2022 Pro Forma 2022 Debt Equity (ex AOCI) Adj. Debt to Capital % 16% 20% 19% 25% GAAP Capitalization ex AOCI1 ($M) Reflects Jan 2023 net debt proceeds 1Accumulated other comprehensive income (AOCI)

F&G Investor Update | Winter 2022 21 Our Strong Capitalization Supports Growth & Distributable Cash We have reached an inflection point to start distributing a portion of our adjusted net earnings to our shareholders over time; F&G’s board of directors has approved an initial common dividend program of approximately $100M per year, commencing in 2023 ► F&G’s capital allocation priorities will be focused on deploying capital to best maximize shareholder value through both continued investment in our business and generation of distributable cash for return of capital to shareholders ► F&G will have flexibility to adjust the level of retained sales as a “lever” to support net cash from operations with sustained asset growth Investing for Growth Reinvest in the Business Capital and other investments to support the growth strategy and maintain adequate capital buffer Net Cash from Operations Return to Shareholders Common Dividend Payout Upon board approval, potential for targeted increases to common dividend over time ► Maintain efficient capital structure ► Target long-term debt-to-total capitalization excl. AOCI of approximately 25% ► Maintain solvency and capital targets in line with ratings

Appendix F&G Investor Update | Winter 2022 22

$35.72 $38.18 $35.20 $36.66 2.74 (0.28) (2.78) 1.46 2021 ANE Other 2022 Before Capital & MTM Net Debt Conversion Common Dividend 2022 Before MTM MTM Movements 2022 ► Underlying business fundamentals deliver solid BVPS growth of 7%, before capital actions & mark-to- market movement ► Capital actions primarily reflect conversion of intercompany loan to equity before partial spinoff, as well as common dividend ► Mark-to-market movements are point in time Book Value Per Share Rollforward F&G Investor Update | Winter 2022 23 1Accumulated other comprehensive income (AOCI) Equity ex AOCI1 ($M): 3,751 345 (36) 4,060 400 (25) 4,435 184 4,619 Book Value Per Share ex AOCI1 – 12/31/2021 to 12/31/2022 Underlying Business Performance: + $2.46 or 7% Capital Actions: ($2.98) Market Movements (0.20)

F&G Investor Update | Winter 2022 24 Reconciliation Of GAAP To Adjusted Net Earnings Period Ended December 31, 2022 ($M) 4Q22 FY2022 Net earnings (loss) from continuing operations ($100) $481 Recognized (gains) and losses, net 136 117 Indexed product related derivatives 212 (354) Purchase price amortization 5 21 Transaction costs 2 10 Amortization of actuarial intangibles and SOP 03-1 reserve offset on non-GAAP adjustments (81) 6 Income taxes on non-GAAP adjustments (36) 64 Adjusted net earnings $138 $345 ► FY2022 GAAP net earnings from continuing operations of $481M includes asymmetry in accounting for assets and liabilities, which are primarily mark-to-market related and excluded from adjusted net earnings: ► $117M recognized gains and losses, net − The impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations, and − The effect of changes in fair value of the reinsurance related embedded derivative ► ($354M) indexed product related derivatives − Liability mark-to-market impacts and related economic assumption review updates due to FIA related and embedded derivative market movements pursuant to FAS 133 − Does not represent options or derivative instruments ► $21M purchase price amortization − The impacts related to the amortization of certain intangibles recognized as a result of acquisition activities ► $10M transaction costs − The impacts related to acquisition, integration and merger related items ► $6M amortization of actuarial intangibles and SOP 03-1 reserve offset on above non-GAAP adjustments ► $64M income taxes on above non-GAAP adjustments and $22M tax valuation allowance 4Q22 GAAP net loss of ($100M) prior to non-GAAP adjustments, due to mark-to-market and related economic assumption review updates

Non-GAAP Measure Reconciliations

Reconciliation from Net Earnings (Loss) to Adjusted Net Earnings (Loss) (a)

(Dollars in millions)	Period from January 1 to May 31, 2020 Predecessor	Period from June 1 to December 31, 2020	Year ended December 31, 2021	Year ended December 31, 2022	Three months ended December 31, 2021	Three months ended December 31, 2022
Net earnings (loss) from continuing operations	($200)	$161	$857	$481	$121	($100)
Less preferred stock dividend	(8)	—	—	—	—	—
Net earnings (loss) from continuing operations attributable to common shareholders	($208)	$161	$857	$481	$121	($100)
Non-GAAP adjustments [(a)]:						
Recognized (gains) and losses, net						
Net realized and unrealized (gains) losses on fixed maturity available-for-sale securities, equity securities and other invested assets	121	(176)	(56)	446	2	110
Change in allowance for expected credit losses	23	40	(5)	24	—	11
Change in fair value of reinsurance related embedded derivatives	(19)	53	(34)	(352)	(11)	5
Change in fair value of other derivatives and embedded derivatives	1	—	(14)	(1)	(5)	10
Recognized (gains) losses, net	126	(83)	(109)	117	(14)	136
Indexed product related derivatives	195	123	(146)	(354)	21	212
Purchase price amortization	—	16	26	21	6	5
Transaction costs and other non-recurring items [(b)]	37	21	(279)	10	—	2
Amortization of actuarial intangibles and SOP-03-1 reserve offset on non-GAAP adjustments	(97)	24	123	6	13	(81)
Income taxes on non-GAAP adjustments	(39)	(29)	79	64	(5)	(36)
Adjusted net earnings [(a)]	$14	$233	$551	$345	$142	$138

[(a)] Refer to "Non-GAAP Financial Measures Definitions"

[(b)] For the year ended December 31, 2021, reflects a one-time favorable adjustment to benefits and other changes in policy reserves and depreciation and amortization resulting from an actuarial system conversion which reflects modeling enhancement and other refinements of $284M

F&G Investor Update | Winter 2022

25

F&G Investor Update | Winter 2022 26 ANE Results – Significant Income and Expense Items1 ► Adjusted net earnings of $138 million for the three months ended December 31, 2022 included a $34 million recognized gain from alternative investments, a $58 million one-time tax benefit from carryback of capital losses, $12 million from actuarial assumption updates and other items. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $91 million. ► Adjusted net earnings of $142 million for the three months ended December 31, 2021 included a $118 million recognized gain from alternative investments and $3 million income of CLO redemption gains of other income. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $66 million. ► Adjusted net earnings of $345 million for the twelve months ended December 31, 2022 included a $100 million recognized gain from alternative investments, $49 million income from actuarial assumption and reserve updates, $21 million of CLO redemption gains and other income, $20 million of net income tax benefits, and $5 million of other net expense items. Alternative investments net investment income based on management’s long- term expected return of approximately 10% was $265 million. ► Adjusted net earnings of $551 million for the twelve months ended December 31, 2021 included a $359 million recognized gain from alternative investments, $46 million of CLO redemption gains and other income, $10 million income from net favorable mortality experience and other reserve changes, and $8 million income from actuarial intangibles unlocking. Alternative investments net investment income based on management’s long- term expected return of approximately 10% was $169 million. ► Adjusted net earnings of $233 million for the seven months ended December 31, 2020 is comprised of $14 million income from net favorable mortality experience and other reserve changes and $70 million income of other net favorable items, primarily related to a favorable income tax benefit. ► Adjusted net earnings of $14 million for the predecessor five months ended May 31, 2020 is comprised of ($16) million primarily from tax valuation allowance expense, and alternative investments net investment loss of ($23) million. Alternative investments net investment income based on management’s long-term expected return of approximately 11% was $27 million. 1Refer to “Non-GAAP Financial Measures Definitions”

F&G Investor Update | Winter 2022 27 Non-GAAP Measures and Definitions DEFINITIONS The following represents the definitions of non-GAAP measures used by the Company. Adjusted Net Earnings Adjusted net earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations to eliminate: i. Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative; ii. Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; iii. Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities; iv. Transaction costs: the impacts related to acquisition, integration and merger related items; v. Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years; vi. Amortization of actuarial intangibles and SOP 03-1 reserve offset: The intangibles amortization and SOP 03-1 change offsets related to the above mentioned adjustments; and vii. Income taxes: the income tax impact related to the above mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

F&G Investor Update | Winter 2022 28 Non-GAAP Measures and Definitions (continued) Adjusted Net Earnings per Common Share Adjusted net earnings per common share is calculated as adjusted net earnings divided by the weighted-average common shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Net Earnings per Diluted Share Adjusted net earnings per diluted share is calculated as adjusted net earnings divided by the weighted-average diluted shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Return on Assets (ROA) Adjusted return on assets is calculated by dividing annualized adjusted net earnings by year-to-date AAUM. Return on assets is comprised of net investment income, less cost of funds, and less expenses (including operating expenses, interest expense and income taxes) consistent with our adjusted net earnings definition and related adjustments. Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM. Adjusted Return on Average Equity excluding AOCI (Adj. ROE) Adjusted return on average equity is calculated by dividing annualized adjusted earnings (loss), by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, management considers this non-GAAP financial measure to be a useful internally and for investors and analysts to assess the level return driven by the Company's adjusted earnings (loss).

F&G Investor Update | Winter 2022 29 Non-GAAP Measures and Definitions (continued) Assets Under Management (AUM) AUM uses the following components: i. total invested assets at amortized cost, excluding derivatives, net of reinsurance qualifying for risk transfer in accordance with GAAP; ii. related party loans and investments; iii. accrued investment income; iv. the net payable/receivable for the purchase/sale of investments, and v. cash and cash equivalents excluding derivative collateral at end of the period Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment. Average Assets Under Management (AAUM) AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment. Book Value per Share (including and excluding AOCI) Book value per share including and excluding AOCI is calculated as total equity (or total equity excluding AOCI) divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company. Debt-to-Capital ratio excluding AOCI Debt-to-capital ratio excluding AOCI is computed by dividing total aggregate principal amount of debt by total capitalization (total debt plus total equity excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position.

F&G Investor Update | Winter 2022 30 Non-GAAP Measures and Definitions (continued) Return on Average Equity Return on average equity is calculated by dividing the rolling four quarters net earnings (loss), by total average equity. Average equity for the twelve months rolling period, is the simple average of 5 points throughout the period. Management considers this to be a useful measure internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Return on Average Equity excluding AOCI Return on average equity excluding AOCI is calculated by dividing the rolling four quarters net earnings (loss), by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, management considers this non-GAAP financial measure to be a useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Sales Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition. Total Capitalization excluding AOCI Total Capitalization excluding AOCI is based on Total Equity and the aggregate principal amount of debt and Total Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts to help assess the capital position of the Company.

F&G Investor Update | Winter 2022 31 Non-GAAP Measures and Definitions (continued) Total Debt-to-Capitalization excluding AOCI Debt-to-capital ratio excluding AOCI is computed by dividing total aggregate principal amount of debt by total capitalization (total debt plus total equity excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position. Total Equity excluding AOCI Total Equity excluding AOCI is based on Total Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on Total Equity. Yield on AAUM Yield on AAUM is calculated by dividing annualized net investment income by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.